UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

HORIZON TECHNOLOGY FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HRZN	The Nasdaq Stock Market LLC
4.875% Notes due 2026	HTFB	The New York Stock Exchange
6.25% Notes due 2027	HTFC	The New York Stock Exchange

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2023, the Board of Directors (the “Board”) of Horizon Technology Finance Corporation (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee (the “Committee”), appointed Kimberley Ann O’Connor as a Class I director.  The Board, upon the recommendation of the Committee, also nominated Ms. O’Connor to stand for election as a Class I director of the Company at the Company’s next annual meeting and appointed Ms. O’Connor to serve on the Company’s Audit Committee effective February 23, 2023. The Board determined that Ms. O’Connor is not an 'interested person' under Section 2(a)(19) of the Investment Company Act of 1940, as amended, and thus will be an independent director.

Ms. O’Connor brings to the Board over thirty-five years of experience in public accounting, tax and financial matters, including SEC reporting, risk management, internal controls and the valuation of investments through her former position as an SEC audit partner of Grant Thornton LLP (“Grant Thornton”). At Grant Thornton, she worked primarily with public and private companies in the life sciences, technology, and consumer industrial products industries. She has an extensive understanding of the various reporting requirements and corporate governance compliance matters affecting the Company and has had significant interaction with audit committees and boards over the course of her career.  She served as the Managing Partner of one of Grant Thornton’s offices from 2018 to 2022 and has her Board certification from the National Association of Corporate Directors.  Ms. O’Connor’s extensive experience enhances the Board’s ability to manage and direct the Company’s affairs.

As an independent director, Ms. O’Connor will receive the same compensation as the Company’s other independent directors, as described in the Company’s other filings with the U.S. Securities and Exchange Commission. There are no arrangements or understandings between Ms. O’Connor and any other persons pursuant to which she was selected as a director of the Company. There are also no family relationships between Ms. O’Connor and any director or executive officer of the Company. Ms. O’Connor does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On February 23, 2023, the Company appointed Lynn Dombrowski as Chief Accounting Officer. Ms. Dombrowski will serve in such position until her successor is duly chosen and qualified or until her earlier resignation or removal.  Set forth below is a description of the prior business experience of Ms. Dombrowski:

Prior to being appointed as Chief Accounting Officer, Ms. Dombrowski served as Controller of the Company from March 2017 to February 2023. She has also held the same positions with Horizon Technology Finance Management LLC (“HTFM”), the Company’s investment advisor, and also served as Financial Reporting Manager of HTFM from October 2014 to March 2017. Ms. Dombrowski is responsible for financial reporting and accounting matters for the Company and HTFM. Formerly, she was a Senior Analyst from 2013 to 2014 in the financial reporting and consolidations group of the Building and Industrial Systems division of United Technologies Corporation and a Supervisor in the assurance practice of RSM US LLP (formerly known as McGladrey LLP), a public accounting firm, from 2007 to 2013. Ms. Dombrowski earned a Bachelor of Science degree in Business Administration and a Master of Science degree in Accounting from the University of Connecticut. She is a Certified Public Accountant, chartered in the State of Connecticut.

There are no arrangements or understandings between Ms. Dombrowski and any other persons pursuant to which she was selected as an officer of the Company. There are also no family relationships between Ms. Dombrowski and any director or executive officer of the Company. Ms. Dombrowski does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2023	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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